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                            SELIGMAN NEW TECHNOLOGIES
                                      FUND

                                Quarterly Booklet
                                    JUNE 2003

This material is authorized for use only in the case of a prior or concurrent delivery of the offering prospectus for Seligman New Technologies Fund. Prospectuses contain more complete information, including expenses, fees, and additional risks. The Seligman New Technologies Fund is closed to new investment. This material is not an offer, or a solicitation of an offer, to purchase any securities or other financial instruments, and should not be so construed. For the most recent available performance of the Fund, please contact your financial advisor or call Seligman Advisors, Inc. at 800-221-2783.

As of 6/30/03, the Fund has approximately 68% of net assets invested in securities of venture capital companies. As a result, and because of uncertain market conditions, the Manager is carefully monitoring the Fund's ongoing liquidity needs. Liquidity is required for, among other things, quarterly repurchases and follow-on investments. While the Manager believes that the Fund has sufficient liquidity to meet its needs in the current year, the Manager is considering various alternatives to meet or reduce those needs.

The Seligman New Technologies Fund is a closed-end fund and shareholders are not able to redeem their shares on a daily basis. For more information about the limited liquidity available, please consult the offering prospectus.

Please keep in mind there is no guarantee as to the accuracy of market forecasts contained herein. Opinions, estimates and forecasts may be changed without notice. Past performance is not a guarantee of future results.

SELIGMAN NEW TECHNOLOGIES FUND
--------------------------------------------------------------------------------

      I.   PORTFOLIO MANAGER COMMENTARY

      II.  TOP PRIVATE HOLDINGS PROFILES

      III. PERFORMANCE AND PORTFOLIO ANALYSIS

      IV.  INVESTMENT GROUP


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

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                                PORTFOLIO MANAGER
                                   COMMENTARY

--------------------------------------------------------------------------------

SELIGMAN NEW TECHNOLOGIES FUND
--------------------------------------------------------------------------------

      Manager Commentary
      --------------------------------------------------------------------------

      Economic Overview

      We believe the long-standing bear market is nearing its end, both in the broader market and for technology stocks. A number of factors lead us to believe there will be a pick up in investment and a rise in equity prices later this year and into 2004:

      o     Historically low interest and inflation rate environment

      o     Greater access to capital; IPO market pick up

      o     Improving high-yield market; declining default rates

      o     Trillions of dollars idle in low-yielding cash equivalents

      o     Significant income tax cuts; reduction in the taxation on dividends

      Public Market Analysis

      In the public technology sector, we're seeing some broad-based measures of improvement. Over the past year, we've seen the percentage of technology companies pre-announcing negative earning surprises decline, which leads us to believe that earnings have been strengthening. We're also seeing signs of industry consolidation with increased merger and acquisition activity, particularly in the software areas. We feel this increase in M&A activity is a symptom of a maturing technology market, with companies trying to buy growth by expanding product lines, or acquiring products that can be leveraged through existing sales channels.

      Although it is unlikely that we will return to the dramatic returns of the late `90s, we believe the prospects for growth in technology are improving. After war concerns disrupted the end of the first quarter, we're finally seeing an up-tick in spending as corporations are beginning to execute back-burnered projects and beginning to consider putting new projects on the calendar. We remain cautious about IT spending, however, primarily due to the lack of a single broad-based thematic or product driver. And with technology spending now equaling about 40% of US corporate capital expenditure, it will be difficult for tech spending to grow much faster than overall capital spending. Finally, we believe less product differentiation, especially in the hardware areas, will continue to create pricing pressure. Without any clear driver, we believe the technology spending cycle we are entering will be pragmatic, characterized by smaller, more measurable projects that deliver relatively rapid return-on-investment and focus on adding value to existing systems.

      While we would not be surprised if the public technology indices retreated somewhat during the historically slower late summer period, we believe they will end the year higher. Technology stocks historically perform relatively well in late October, November, and December, and we believe this momentum may carry into early 2004. If this can be sustained, we think it follows that some of the hardware areas, such as Semiconductor Equipment, will finally start to see an improvement in order trends sometime in 2004. We are encouraged by the recent shift in the economic and investing environment. This includes the effect of ongoing fiscal and monetary stimulus, which we believe should lead to increased investment and rising equity prices.

      Private Market Analysis

      If the public technology markets continue to improve, we believe the private market should begin to pick up as well as corporate spending and merger and acquisition activity returns to more normal levels. However we expect the private company driven performance to lag public security performance in the near-term.

      Generally, the public market prices stocks based largely on forward looking estimates of earnings multiples or sales expectations. Valuations of venture capital companies are determined with comparatively greater focus on newly reported results for the previous quarter.

      Another reason for lagging private company performance is that, in our experience, the pace of recovery for big technology vendors and small technology vendors is not the same. The large, established companies, with their greater market and economic exposure, have a better current outlook. The outlook for small, privately held tech-


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

      nology companies, which is dependent on the IPO market and the perceptions of tech buyers, will not likely improve until the public markets show sustained growth and corporate IT buyers are more confident about the longer-term prospects of their privately held technology vendors.

      We believe that the tech naysayers fail to recognize the fundamental nature of technology: its usefulness is limited only by the human imagination. Currently, we believe that Software lies at the heart of most innovative technologies because it is inherently more versatile - and therefore cost effective - than fixed resources. With this in mind, we continue to track new technologies, as well as innovations in established fields like data storage and information security. We believe strongly that our mission of producing superior investment returns by supporting superior technology providers is still valid, and, to the extent the economic recovery builds, we believe we will see a commensurate improvement in the private technology market.

      Venture Capital Pricing Policy

      J. & W. Seligman & Co. Incorporated (the "Manager") will change the fair value of a security in the portfolio based on an analysis of the information available to it. In particular, in determining fair value, the Manager places great emphasis on the financial and business condition of the venture capital companies relative to their respective business plans. In addition to changes resulting from analysis of the venture capital company's success in meeting its model, the Manager will review the fair value of a security when the Manager becomes aware of new information (whether internal or external to the venture capital company) affecting the venture capital company's ability to generate shareholder value.


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                                   TOP PRIVATE
                                HOLDINGS PROFILES

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

SELIGMAN NEW TECHNOLOGIES FUND
--------------------------------------------------------------------------------

      Top 10 Private Holdings (as of 6/30/03)
      --------------------------------------------------------------------------

                                     -------------------------------------------
                                     Headquarters: Fort Lauderdale, FL
      GMP Companies, Inc.            Founded: 1999
      -----------------------------  www.gmpcompanies.com
                                     Industry/Sector: Other -- Medical
                                                               Technologies
                                     -------------------------------------------

      Company Description:

            GMP Companies, Inc. is a global healthcare company that seeks to acquire, develop and commercialize medical technologies. These technologies are typically licensed from academic medical centers, individual inventors, research institutions and partner companies. The Company has established 13 business units with products and technologies in various stages of development and commercialization in the fields of therapeutics, diagnostics and devices relating to the care of patients with medical conditions including glaucoma, diabetes, genetic disorders, cardiovascular diseases and neurological disorders.

            The Company has established a fully integrated infrastructure that offers each business unit a direct connection to resources and expertise that spans medicine, science, engineering, law, business and more. The Company's approach reduces the organizational, administrative and financial burdens on individual business units, freeing innovators to concentrate on their research activities. Using a "research bench to patient" approach attempts to ensure that every aspect of the process is shepherded by experts in each functional area, which the Company believes increases the probability of success.

                                     -------------------------------------------
                                     Headquarters: Santa Ana, CA
      Gateway Learning Corporation   Founded: 1996
      -----------------------------  www.hop.com
                                     Industry/Sector: Internet Business-to
                                     -Consumer
                                     -------------------------------------------

      Company Description:

            Gateway Learning Corporation, with its Hooked on Phonics(R) trademark, is one of the most recognized brands in the children's learn to read category. To date, the company has helped many children develop their reading skills. This success has created a huge amount of loyalty from satisfied parents. Their educational experts and product development staff continue to expand the Hooked on Phonics product offerings, while leveraging the brand name into other areas of learning. The company's proprietary learning systems, including Hooked on Math and Hooked on School Success, are convenient for parents and incorporate incentives that motivate the child to progress through the programs and thus to remain interested in reading and learning. A Hooked on Phonics Classroom Edition is also available for teachers to provide a balanced reading program in the classroom. Learning systems are sold through a professional telemarketing organization using the widely recognized 1-800-ABCDEFG phone number and online through their website at www.hookedonphonics.com or www.abcdefg.com. The company's strategic focus has been to provide parents and educators with customized solutions that meet the individual reading and learning needs of their children and students.

                                              ----------------------------------
                                              Headquarters: Irvine, CA
      LifeMasters Supported SelfCare, Inc.    Founded: 1994
      ------------------------------------    www.lifemasters.com
                                              Industry/Sector: Digital Enabling
                                              Technologies
                                              ----------------------------------
      Company Description:

            LifeMasters(TM) Supported SelfCare, Inc. is an is an interactive disease management company dedicated to improving clinical outcomes for individuals, providing decision support for physicians, and reducing costs for payors. The Company consists of medical professionals, information specialists, and administrators with offices in Irvine, South San Francisco, and Sacramento, California and Albuquerque, New Mexico. LifeMasters partners with some of the most respected health plans, physician organizations, and employers in the country.

            Founded in 1994 by Harvard-trained physician David E. Goodman, MD, LifeMasters is the first healthcare company in the nation to provide disease management for chronically ill individuals by combining communications technology with ongoing nursing support. LifeMasters offers a suite of condition-specific chronic illness management programs to help the 100 million Americans suffering from one or more chronic diseases. Programs are available in all 50 states, the District of Columbia, and Puerto Rico.

            LifeMasters' customers are organizations that are accountable for the cost and quality of healthcare. They include leading health plans, employers and governmental organizations. Reimbursement options range from individual case rates to risk-sharing population-based arrangements.

Company descriptions are taken from the Company's web site. Neither Seligman nor its affiliates make any representation regarding the truth or accuracy of those descriptions.


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SELIGMAN NEW TECHNOLOGIES FUND
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                                     -------------------------------------------
                                     Headquarters: Columbia, MD
      iBiquity Digital Corp.         Founded: 1998
      ----------------------         www.ibiquity.com
                                     Industry/Sector: Wireless
                                     -------------------------------------------

      Company Description:

            iBiquity Digital Corporation (iBiquity) is the sole developer of the HD Radio(TM) digital broadcasting technology that enables digital radio signals to ride the same airwaves as analog AM/FM radio. HD Radio allows any radio station to deliver CD-like sound to the listening public, along with wireless data services carrying information such as news and entertainment. This is the only FCC-approved system that provides for true, end-to-end digital broadcasting within the existing spectrum in conjunction with continued analog broadcasts to legacy receivers.

            Since the FCC has approved HD Radio as the digital AM/FM system for the US market, the nation's AM and FM broadcasters and radio receivers can transition from analog to digital over the course of the next several years. As HD Radio has been designed to work within the current AM and FM spectrum allocations, consumers will be able to enjoy continued use of their existing analog receivers as well as benefit from the higher quality and additional services offered by the new generation of HD Radio-equipped receivers.
                                     -------------------------------------------
                                     Headquarters: Lawrenceville, NJ
      Edison Venture Fund IV, L.P.   Founded: 1986
      ----------------------------   www.edisonventure.com
                                     Industry/Sector: Fund of Funds
                                     -------------------------------------------
      Company Description:

            Edison Venture Fund, by forging partnerships with entrepreneurs, service providers and other financing sources, supports the building of successful companies.

            They invest in expansion stage ($5 to 20 million revenue) information technology companies located in the New York City to Virginia corridor. They invest $3 to 5 million initially and usually are the sole or lead investor.

            Edison's capital pool exceeds $400 million in five independent limited partnerships, of which Edision Venture Fund IV, L.P. is one. Their diversified strategy includes venture capital, expansion financings, management buyouts, consolidations, and secondary stock purchases. Their 115 investments include 50 software companies, 20 communications leaders and 10 management buyouts. Edison has invested in 10 companies providing software and services for major pharmaceutical and biotechnology companies. Edison has invested in 9 companies providing financial applications and services.

            They are sponsors and leaders in many entrepreneurial, venture and technology groups throughout New Jersey, Pennsylvania, Delaware, Maryland and Virginia. Their headquarters is located near Princeton, with satellite offices near Philadelphia and in Northern Virginia.

                                     -------------------------------------------
                                     Headquarters: San Francisco, CA
      WaldenVC II, L.P.              Founded: 1974
      -----------------              www.waldenvc.com
                                     Industry/Sector: Fund of Funds
                                     -------------------------------------------

      Company Description:

            WaldenVC is a San Francisco-based venture capital firm that invests in technology and media companies. Focus areas include software, media, information and education services, and emerging platforms. WaldenVC manages funds in excess of $350 million.

            WaldenVC's core strengths include the following:

            o Hands-On Experience: WaldenVC's general partners and venture partners have operating experience at technology and new media companies and a long track record of growing startups into billion dollar corporations.

            o Corporate Investors: In addition to investing in the fund, WaldenVC's corporate investors bring a wealth of contacts and channels that enables WaldenVC's portfolio companies to grow quickly.

            o Investment Banking Background: With deep contacts in the investment banking world, WaldenVC's partners can play a key role in introducing private companies to potential partners and helping companies evaluate all of their strategic options.

            o International Network: WaldenVC is part of The Walden Group, a twenty-eight-year old network of venture funds with over $1 billion under management that comprises Walden Israel, Walden International Investment Group, as well as numerous other funds, primarily in Asia.

Company descriptions are taken from the Company's web site. Neither Seligman nor its affiliates make any representation regarding the truth or accuracy of those descriptions.


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SELIGMAN NEW TECHNOLOGIES FUND
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                                     -------------------------------------------
                                     Headquarters: Englewood, CO
      The Petroleum Place, Inc.      Founded: 1995
      -------------------------      www.petroleumplace.com
                                     Industry/Sector: Enterprise Business
                                                      Infrastructure
                                     -------------------------------------------
      Company Description:

            Petroleum Place (P2) provides a comprehensive suite of transaction services and software solutions for the upstream energy industry.

            Transaction Services are offered through three subsidiary companies
            - The Oil & Gas Asset Clearinghouse, Petroleum Place Energy Advisors and Petro TradeLinks. Through these companies, Petroleum Place offers a comprehensive suite of transaction and brokerage services for the acquisition and divestiture of oil and gas properties. The Oil & Gas Asset Clearinghouse is a leading provider of auction services. The Clearinghouse hosts regularly scheduled auctions that feature both live floor and Internet bidding. Properties are marketed to The Clearinghouse's qualified network of thousands of buyers through both a printed auction sale brochure and online through Data Room Explorer.

            Petroleum Place Energy Advisors provides negotiated transaction and advisory services for the acquisition and divestiture of oil and gas properties. Managed by a team of seasoned acquisition and divestiture professionals, Petroleum Place Energy Advisors employs a full complement of geotechnical services and utilizes one of the industry's leading Internet platforms for the marketing and evaluation of properties and prospects. Petro TradeLinks is a members-only organization for senior acquisition and divestiture managers representing 60 leading energy companies. Members can review properties available for sale or trade in a secure environment and network with other members either online or at events to facilitate transactions.

            In addition, P2 offers AssetExplorer, an integrated e-marketing services and technology platform that enables the effective, efficient online marketing of assets. Assets are featured in electronic data rooms (EDR) on the P2 Web site and marketed to a broad, yet targeted group of prospective buyers. AssetExplorer is ideally suited for the marketing of prospects, joint ventures, farmouts, leases and licenses. The Clearinghouse, P2 Energy Advisors and Petro TradeLinks also utilize AssetExplorer as a platform to promote and enable the evaluation of properties and packages. P2 provides dedicated Internet technology, development and support for its subsidiary companies, enabling each to focus on their core business while extending their offerings to the Internet.

            P2 offers fully integrated financial and operational management systems and a comprehensive suite of data access and analysis software. Financial and operational management systems are offered through Paradigm Technologies. Paradigm offers two solutions - Excalibur and Enterprise Upstream Energy. Excalibur is a fully integrated energy management system designed specifically for the oil and gas producer. Enterprise Upstream Energy is an international oil and gas accounting system integrated with the J.D. Edwards OneWorld toolset that addresses joint venture accounting, and authorization for expenditure. Enterprise Upstream Energy is integrated with the existing J.D. Edwards financial package.

            Through Strata Web Systems, P2 offers a suite of online data access and analysis applications - DataMap, Query Manager and Production Data Analysis - designed to provide quick, convenient access to and analysis of US and Canadian industry data.

                                     -------------------------------------------
                                     Headquarters: Costa Mesa, CA
      Innocal II, L.P.               www.innocal.com
      ----------------               Industry/Sector: Fund of Funds
                                     -------------------------------------------

      Company Description:

            InnoCal is a private venture capital firm funded by institutional and private investors. They focus on investing in early stage information technology with the majority of investments located in Southern California. InnoCal is an information technology venture investor and as such are currently focused on enterprise software, wireless technologies, communications, Internet and broadband technologies, and high growth businesses in other viable IT sectors. The partners at InnoCal work as a team and collectively have over 65 years of experience in venture capital. They have successfully assisted more than 90 companies from initial start-ups through IPO and M&A. Total investment in a given portfolio company may range from $1 million to $5 million, with $3 million as an average initial investment. Typically, they are lead investors, often times leading a syndicate of multiple venture capital or strategic investors. Given their deep and long term relationships in the venture capital business, they can add value by bringing together many investors in a round of financing.

            InnoCal seeks opportunities with the following characteristics:

            o Exceptional management teams - those that have the knowledge, skills and ambition required to build highly successful companies.

            o Early and expansion stage companies seeking a first or second round of venture financing.

            o Companies with proprietary technology or "know-how" barriers to competitive market entry.

            o Companies which have the potential to dominate a promising market niche.

Company descriptions are taken from the Company's web site. Neither Seligman nor its affiliates make any representation regarding the truth or accuracy of those descriptions.

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SELIGMAN NEW TECHNOLOGIES FUND
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                                     -------------------------------------------
                                     Headquarters: Emeryville, CA
      HomeGain.com, Inc.             Founded: 1999
      ------------------             www.homegain.com
                                     Industry/Sector: Internet Business-to
                                                      -Consumer
                                     -------------------------------------------
      Company Description:

            HomeGain's mission is to provide an honest and informative resource to help homeowners navigate the home selling and buying process. The Company focuses on three primary areas: finding out what a current or future home is worth; preparing a home for sale; and finding the right real estate agent. HomeGain strives to create an innovative and efficient channel for homeowners and buyers to connect with qualified real estate agents while preserving their privacy and control. HomeGain is an independent real estate site with no direct affiliations to any other real estate firms.

            HomeGain's core offering, unique on the web, is the ability for home sellers to screen and identify qualified, competitive real estate agents. The success of this product offering led the Company to expand this to home buyers. The result is a comprehensive online service for both homeowners and real estate agents designed to facilitate a homeowner's transactions while saving valuable time and resources. The Company's offerings include:

            Agent Evaluator: HomeGain's Agent Evaluator tool allows home sellers and buyers to identify qualified, professional real estate agents and begin the selection process online. Homeowners can anonymously compare and contrast qualifications and proposals from a number of local agents before choosing whom they want to meet and hire.

            Home Valuation Tool: Homeowners can find out possible value ranges for their home with HomeGain's customized Home Valuation tool, which taps an expansive property record database to provide a report including recent comparable home sales in the neighborhood and their sales prices.

            Home Sale Maximizer: Homeowners can identify the top 10 low-to-moderately priced home improvements that will maximize the sale price of their home, allowing them to create a budget and calculate potential returns on investment.

            PMI Saver: Homeowners can determine if they qualify to cancel their private mortgage insurance (PMI). This calculator links with HomeGain's free Home Valuation Tool, which gives the consumer a value range for their property. Then, a current value figure is added to the PMI Saver, along with the monthly PMI payment amount, purchase price of the home, down payment amount and current loan balance. The PMI Saver calculates within seconds the equity level achieved and whether it's sufficient for the homeowner to qualify for cancellation of PMI.

            Calculators: HomeGain offers valuable financing tools, enabling homeowners to:

            o Calculate capital gains tax and net proceeds from the sale of their home.

            o Compare the cost of moving into a new home with the cost of improving their current home.

            o Compare monthly costs of buying a larger home to current monthly costs of staying in their current home.

            Library: HomeGain provides free access to articles and consumer guides containing valuable real estate information for home sellers and buyers. HomeGain's library contains hundreds of answers to frequently asked questions, a glossary of real estate terms and even an extensive list of questions to ask when interviewing prospective agents.

                                     -------------------------------------------
                                     Headquarters: Pittsburgh, PA
      Access Data Corporation        Founded: 1997
      -----------------------        www.accessdc.com
                                     Industry/Sector: Digital Enabling
                                     Technologies
                                     -------------------------------------------
      Company Description:

            Access Data Corporation is a provider of web-native application solutions to the investment management and financial services industries. Access Data offers clients a comprehensive suite of software applications and professional service offerings to integrate and automate critical investment management and investment sales reporting functions. It is a specialty firm dedicated to the financial services industry, offering business, technical, creative, software, and managed hosting services -- all under one roof. Drawing upon extensive "client-side" experience, the firm has transitioned from a pure professional services company to a product-based focus. Access Data's product offerings include:

            o Access Data SalesVision(SM) -- a web-native analytical data warehouse and comprehensive reporting solution for the asset management industry

            o ACCESSkm(SM) -- a knowledge management solution for the financial and professional services industry

            o CallTrends(SM) -- an automated call center monitoring and reporting tool

            o InTouch(SM) -- a real-time customer feedback and analysis tool for call center support

            In addition, Access Data offers high availability Managed Services for these and other products at the company's state-of-the-art Technology Center.

            Access Data's client base consists of premier money management, brokerage, and insurance organizations in the U.S.

Company descriptions are taken from the Company's web site. Neither Seligman nor its affiliates make any representation regarding the truth or accuracy of those descriptions.

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                                 PERFORMANCE AND
                               PORTFOLIO ANALYSIS

--------------------------------------------------------------------------------

SELIGMAN NEW TECHNOLOGIES FUND
--------------------------------------------------------------------------------

      Performance & Portfolio Analysis (6/30/03)
      --------------------------------------------------------------------------

      ---------------------
      New Technologies Fund                    Inception Date: 07/27/1999
      --------------------------------------------------------------------------

      -----------------
      Portfolio Returns
      -----------------

                                                                   Goldman        Goldman
                                                      Fund          Sachs          Sachs
                                                  Performance     Tech Index   Blended Index(1)
      ========================================================================================
      Cumulative Total Return Since Inception        -77.1%         -51.9%         -57.1%
      ----------------------------------------------------------------------------------------
      Average Annual Return Since Inception          -31.3%         -17.0%         -19.4%
      ----------------------------------------------------------------------------------------
      One Year Total Return                          -33.5%           8.6%          25.5%
      ----------------------------------------------------------------------------------------
      YTD Total Return                                -5.2%          21.8%          40.2%
      ----------------------------------------------------------------------------------------

      --------------------------
      Sector Analysis (% of NAV)
      --------------------------

                                                       Public        Private          Total
      ========================================================================================
      Broadband and Fiber Optics                        1.0%           1.1%           2.1%
      ----------------------------------------------------------------------------------------
      Digital Enabling Technologies                     5.0%           8.3%          13.3%
      ----------------------------------------------------------------------------------------
      Enterprise Business Infrastructure               11.3%           2.3%          13.6%
      ----------------------------------------------------------------------------------------
      Internet Business-to-Consumer                     0.3%           5.5%           5.8%
      ----------------------------------------------------------------------------------------
      Wireless                                          0.7%           3.6%           4.3%
      ----------------------------------------------------------------------------------------
      Other                                            13.9%          47.0%          60.9%
      ========================================================================================
      Total                                            32.2%          67.8%         100.0%
      ========================================================================================

      Top Holdings
      --------------------------------------------------------------------------

      ----------------------
      Top 10 Public Holdings
      ----------------------

      (Represents 11.9% of Net Assets)
      ==========================================================================
      Synopsys
      --------------------------------------------------------------------------
      Symantec
      --------------------------------------------------------------------------
      Microsoft
      --------------------------------------------------------------------------
      Lexmark
      --------------------------------------------------------------------------
      Amdocs
      --------------------------------------------------------------------------
      SunGard Data Systems
      --------------------------------------------------------------------------
      BMC Software
      --------------------------------------------------------------------------
      Laboratory Corp. of America
      --------------------------------------------------------------------------
      Computer Associates
      --------------------------------------------------------------------------
      Autodesk
      --------------------------------------------------------------------------

      -----------------------
      Top 10 Private Holdings
      -----------------------

      (Represents 59.5% of Net Assets)
      ==========================================================================
      GMP Companies, Inc.
      --------------------------------------------------------------------------
      Gateway Learning Corporation
      --------------------------------------------------------------------------
      LifeMasters Supported SelfCare, Inc.
      --------------------------------------------------------------------------
      iBiquity Digital Corporation
      --------------------------------------------------------------------------
      Edison Venture Fund IV, L.P.
      --------------------------------------------------------------------------
      WaldenVC II, L.P.
      --------------------------------------------------------------------------
      The Petroluem Place, Inc.
      --------------------------------------------------------------------------
      Innocal II, L.P.
      --------------------------------------------------------------------------
      HomeGain.com, Inc.
      --------------------------------------------------------------------------
      Access Data Corporation
      --------------------------------------------------------------------------

      ----------------------------------------------
      Venture Capital Advance/Decline Information(2)
      ----------------------------------------------

      Since 3/31/03                                                    # of Co's
      --------------------------------------------------------------------------
      Advancing Issues                                                      19
      --------------------------------------------------------------------------
      Declining Issues                                                      16
      --------------------------------------------------------------------------
      Active Investments(3)                                                 55
      --------------------------------------------------------------------------

      --------------------------------
      Venture Capital Liquidity Events
      --------------------------------

      Completed IPOs Since Inception                                        15
      --------------------------------------------------------------------------
      Companies Acquired by Third Party Since Inception                     16
      --------------------------------------------------------------------------
      Companies Currently in SEC Registration                                0
      --------------------------------------------------------------------------
      Total Private Investments Since Inception                            115
      --------------------------------------------------------------------------
      Failed Investments(4)                                                 46
      --------------------------------------------------------------------------

      -------------------------------
      Venture Capital Private Funding
      -------------------------------

                                                           Percent of Net Assets
      --------------------------------------------------------------------------
      Private Securities                                           67.8%
         Private Securities Funded to Break-Even(5)                61.0%
         Private Securities Subject to Financing Risk(6)            6.8%
      --------------------------------------------------------------------------

      Average Months Remaining Cash for Operations
      (for Private Securities Subject to Financing Risk)            4.4
      --------------------------------------------------------------------------

See footnotes on page 13. This page and the information contained herein cannot be reviewed, discussed or shown unless accompanied by the footnotes contained on page 13 of this Quarterly Booklet.

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      Footnotes
      --------------------------------------------------------------------------

      Past performance is no guarantee of future results.

      Returns for the Fund assume the reinvestment of all dividends and distributions. Returns are calculated based on the net asset value and with the effect of the initial 3% maximum sales charge. The rate of return will vary and the principal value of an investment will fluctuate. Shares, if redeemed, may be worth more or less than their original cost. In addition, an investment in the Fund involves investment risks, including the possible loss of principal.

      For more information, including a Private Placing Memorandum that contains information about fees, expenses and risks, please contact your financial advisor. An investment in the Fund may only be made on the basis of a Private Placing Memorandum.

      As of 6/30/03, the Fund has approximately 68% of net assets invested in securities of venture capital companies. As a result, and because of uncertain market conditions, the Manager is carefully monitoring the Fund's ongoing liquidity needs. Liquidity is required for, among other things, quarterly repurchases and follow-on investments. While the Manager believes that the Fund has sufficient liquidity to meet its needs in the current year, the Manager is considering various alternatives to meet or reduce those needs.

      The Fund currently has no assets available for new investments in venture capital companies, although the Fund is permitted to make follow-on investments in current portfolio companies under certain circumstances.

      The Fund is actively managed and its holdings are subject to change.

      The Fund invests primarily in the stock of technology companies, including private companies typically not available to the general public. This venture capital investing is highly speculative. Additionally, such stocks may be subject to increased government regulation and offer limited liquidity. Investments concentrated in one economic sector, such as technology, may be subject to greater price fluctuations than a portfolio of diversified investments. The stocks of smaller companies may be subject to above-average market price fluctuations. Please consult the Fund's Private Placing Memorandum for more information about risk.

      Investors cannot invest directly in unmanaged indices, such as the Goldman Sachs Technology Index. Returns for the Goldman Sachs Technology Index assume the reinvestment of any distributions and do not include sales charges. The Goldman Sachs Technology Index reflects the performance of publicly traded companies only.

      (1) The Goldman Sachs "Blended" Index is an index created by J. & W. Seligman & Co. Incorporated ("Seligman"), the Funds' manager, using four of the six sub-indices within the Goldman Sachs Technology Index. The Blended Index consists of a twenty-five percent equal weighting in the following Goldman Sachs Technology Index sub-indices: Goldman Sachs Software Index (Symbol: GSO); Goldman Sachs Internet Index (Symbol: GIN); Goldman Sachs Multimedia Networking Index (Symbol: GIP); and Goldman Sachs Semiconductor Index (Symbol: GSM). The Manager selected these four sub-indices because, in its view, they better represent the sectors within the technology industry in which the Funds primarily invest. The Funds' holdings, however, are not evenly weighted among these four sectors, and the weightings of the holdings of either or both Funds may differ significantly among these sectors. Material investments have been and may be made outside these sectors. The Funds are actively managed and their holdings are subject to change.

      (2) An advancing issue is a company whose valuation has increased since the last reporting period for reasons including, but not limited to, new rounds of financing, revised financial projections, exchange rate fluctuations and exceeding performance expectations. Similarly, a declining issue is one whose valuation has decreased since the last reporting period.

      (3) Includes companies that are funded to break-even (see footnote 5), not funded to break-even, failed investments that have not declared bankruptcy (see footnote 4), fund of fund investments, and public holdings originated from private investments.

      (4) Includes those companies that have filed for bankruptcy and those companies that Seligman believes will imminently file for bankruptcy or have reduced their operations to the extent that there can be no meaningful business going forward.

      (5) Seligman evaluates each private company in the portfolio and determines whether, in its view, a company may reach break-even/profitability with existing capital. If a company is classified as "Funded to Break-Even" it means that it is able, in the opinion of Seligman, to fund its operations without additional outside financing. That determination may differ significantly from the view of the company itself and from actual results. There can be no assurances that such companies will actually break-even or remain or become profitable.

      (6) Those companies that, in the opinion of Seligman, do not currently have sufficient capital to reach break-even.

      This material is authorized for use only in the case of a prior or concurrent delivery of the offering prospectus for Seligman New Technologies Fund. Prospectuses contain more complete information, including expenses, fees, and additional risks. The Fund is closed to new investment. For the most recent available performance of the Fund, please contact your financial advisor or call Seligman Advisors, Inc. at 800-221-2783.

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                                INVESTMENT GROUP

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


SELIGMAN NEW TECHNOLOGIES FUND
--------------------------------------------------------------------------------

      [PHOTO OMITTED]

      Thomas Hirschfeld

      Managing Director
      (New York)

      Joined Seligman: 2001

      Investment Experience: 14 years

      Co-Portfolio Manager for Seligman New Technologies Fund and Seligman New Technologies Fund II and Seligman New Technologies Venture Fund and Seligman New Technologies Venture Fund II. Heads Seligman's Venture Capital effort.

      Prior Experience:

      General Partner, Patricof & Co. Ventures. Vice President, Investment Banking at Salomon Brothers. Assistant to the Mayor of New York City.

      Education:

      BA (Classics) - Harvard; MA (Economics, Politics) - Oxford

      Private Industry Coverage:

      Software (Mainframe/ Platform/ Utilities, Applications/ Security)

      [PHOTO OMITTED]

      Richard M. Parower, CFA

      Senior Vice President (New York)

      Joined Seligman: 2000

      Investment/Industry Experience: 9 years

      Co-Portfolio Manager for Seligman New Technologies Fund and Seligman New Technologies Fund II and Seligman New Technologies Venture Fund and Seligman New Technologies Venture Fund II. Also co-manages Seligman Global Technology Fund.

      Prior Experience:

      Senior Analyst covering Global IT at Citibank Global Asset Management. Senior Analyst with Montgomery Asset Management. Securities Analyst with GT Capital Management and Cowen Asset Management.

      Education:

      BA (Economics) - Washington University; MBA (Finance/International Business) - Columbia

      Public Industry Coverage:

      Software (Applications & Security), Technology Services (IT Services/ Consulting/Data Processing)

      [PHOTO OMITTED]

      Greg Cote

      Vice President/CFO - Venture Capital Investments (California)

      Joined Seligman: 1999

      Investment Experience: 11 years

      Prior Experience:

      Vice President, Venture Bank (div. of PNC). High-tech loan group, Comerica. CFO, Microsystems Development Corp.

      Education:

      BS (Economics) - University of Michigan; MBA (Marketing) summa cum laude - UCLA

      Private Industry Coverage:

      Software, Wireless

      [PHOTO OMITTED]

      Vishal Saluja

      Senior Vice President (California)

      Joined Seligman: 2000

      Investment/Industry
      Experience: 11 years

      Prior Experience:

      Vice President, focusing on late-stage venture capital technology investments, Franklin Templeton Group. Engagement Manager focusing on financial services industry at McKinsey & Co.

      Education:

      BS (Finance) summa cum laude / BAS (Applied Science) - University of Pennsylvania/Wharton and School of Engineering; MBA - Stanford

      Private Industry Coverage:

      Networking, Wireline Equipment

      Public Industry Coverage:

      Wireline Equipment, Electronic Design Software, Semiconductors (Communications ICs)

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      [PHOTO OMITTED]

      Ajay Diwan

      Senior Vice President (California)

      Joined Seligman: 2001

      Investment Experience: 13 years

      Prior Experience:

      Senior analyst covering data networking, optical, and wireless industries at Goldman Sachs; analyst covering data networking at PaineWebber.

      Education:

      BS (Electrical Engineering and Applied Physics) - Case Western Reserve; MBA (Finance) - Columbia

      Private Industry Coverage:

      Networking, Wireline Equipment, Data Storage, Semiconductor Capital Equipment

      Public Industry Coverage:

      Networking, Wireless and Wireline Equipment, Data Storage, Semiconductor Capital Equipment

      [PHOTO OMITTED]

      Lauren Wu

      Assistant Vice President (California)

      Joined Seligman: 2001

      Investment Experience: 5 years

      Prior Experience:

      Associate, Wasserstein Ventures. Associate, Financial Sponsors Investment Banking at Merrill Lynch. Business Analyst at McKinsey & Co.

      Education:

      BS (Industrial Engineering Wilson Medal Scholar) - University of Toronto; MBA (Financial Management) - MIT/Sloan

      Private Industry Coverage:

      Generalist

      [PHOTO OMITTED]

      Sangeeth Peruri

      Assistant Vice President (California)

      Joined Seligman: 2000

      Investment Experience: 3 years

      Prior Experience:

      Analyst, Technology Investment Banking group at Morgan Stanley.

      Education:

      BA (Economics) Phi Beta Kappa - Brown. Rotary Scholarship, Henry Martyn Institute in Hyderabad, India.

      Private Industry Coverage:

      Semiconductors, Computers and Peripherals, Networking, Wireline Equipment

      Public Industry Coverage:

      Semiconductors

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